SPECIAL POWER OF ATTORNEY                                           Exhibit 24

 The undersigned, PETER M. MENARD, does hereby constitute and appoint RICHARD D.
WHITE, of 5907 Twin Coves St. Dallas, Texas 75248, as his Attorney in Fact to
act for and in the name, place, and stead of PETER M. MENARD, to make, execute, and deliver any and all documents or instruments, and do and perform any and all things and actions, which PETER M. MENARD might have done if personally present, which may be necessary or advisable in connection with the following:
 To execute, deliver, and file all such documents and things, including, without limitation, reports and filings with the United States Securities and Exchange
Commission, Internal Revenue Service, and Nasdaq Stock Exchange, as may be
required to be executed, delivered, and filed by PETER M. MENARD in connection with the beneficial ownership by PETER M. MENARD of securities of Diodes
Incorporated.
 The undersigned further grants to the attorney in fact full authority to act in any manner both proper and necessary to the exercise of the foregoing powers, including the full power of substitution or revocation, and ratifies every act that he may lawfully do or purport to do, or may have done or purported to have done, in connection with any of the foregoing.

Executed on April 2, 2018

/s/PETER M. MENARD